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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            IXC Communications, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                    Delaware                                74-2644120
  ----------------------------------------               ----------------
  (State of Incorporation or Organization)               (I.R.S. Employer
                                                        Identification no.)

1122 Capital of Texas Highway South, Austin, Texas                78746
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         (Address of Principal Executive Offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class              Name of Each Exchange on Which
         to be so Registered              Each Class is to be Registered
         -------------------              ------------------------------

                 N/A                                    N/A


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file numbers to which this form relates:
333-33421, 333-37157 and 333-52433.


Securities to be registered pursuant to Section 12(g) of the Act:


  7-1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share
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                                (Title of Class)


          Depositary Shares each representing 1/20 of a share of 6-3/4% Cumulative Convertible Preferred Stock (liquidation preference $50 per share)
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                                (Title of Class)



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                                (Title of Class)


         12-1/2% Series B Junior Exchangeable Preferred Stock Due 2009,
                            par value $.01 per share
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                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         The classes of securities to be registered hereunder are (1) 7-1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share (the "7-1/4% Preferred Stock"), (2) 12-1/2% Series B Junior Exchangeable Preferred Stock Due 2009, par value $.01 per share (the "12-1/2% Preferred Stock") and (3) Depositary Shares each representing 1/20 of a share of 6-3/4% Cumulative Convertible Preferred Stock (liquidation preference $50 per share) (the "6-3/4% Preferred Stock") of the Registrant. The description of the 7-1/4% Preferred Stock set forth under the caption "Description of Convertible Preferred Stock" in the Registrant's Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-33421) filed with the Securities and Exchange Commission on August 27, 1997 is incorporated herein by reference. The description of the 12-1/2% Preferred Stock set forth under the caption "Description of the Exchangeable Preferred Stock" in the Registrant's Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-37157) filed with the Securities and Exchange Commission on December 15, 1997 is incorporated herein by reference. The description of the 6-3/4% Preferred Stock set forth under the captions "Description of Depositary Shares" and "Description of 1998 Convertible Preferred Stock" in the Registrant's Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-52433) filed with the Securities and Exchange Commission on June 19, 1998 is incorporated herein by reference.

Item 2.  Exhibits.

         1. Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 7-1/4% Junior Convertible Preferred Stock Due 2007 and Qualifications, Limitations and Restrictions Thereof.

         2. Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 12-1/2% Junior Exchangeable Preferred Stock Due 2009 and 12-1/2% Series B Junior Exchangeable Preferred Stock Due 2009 and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 4.1 of IXC Communications, Inc.'s Amendment No. 1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 15, 1997).

         3. Certificate of Designation of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 6-3/4% Cumulative Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 4.4 of IXC Communications, Inc's Current Report on Form 8-K dated March 30, 1998 and filed with the Securities and Exchange Commission on April 7, 1998).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

         Date:    August 31, 1999

                                      IXC Communications, Inc.



                                      By:  /s/ Jeffrey C. Smith
                                           -------------------------------------
                                           Jeffrey C. Smith
                                           Senior Vice President,
                                           General Counsel and Secretary


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                                 EXHIBIT INDEX

Exhibit
Number              Description
------              -----------

   1           Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights of
               7-1/4% Junior Convertible Preferred Stock Due 2007 and
               Qualifications, Limitations and Restrictions Thereof.

   2           Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights of
               12-1/2% Junior Exchangeable Preferred Stock Due 2009 and 12-1/2%
               Series B Junior Exchangeable Preferred Stock Due 2009 and
               Qualifications, Limitations and Restrictions Thereof
               (incorporated by reference to Exhibit 4.1 of IXC Communications,
               Inc.'s Amendment No. 1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 15,
               1997).

   3           Certificate of Designation of Powers, Preferences and Relative,
               Participating, Optional and Other Special Rights of 6-3/4%
               Cumulative Convertible Preferred Stock and Qualifications,
               Limitations and Restrictions Thereof (incorporated by reference to Exhibit 4.4 of IXC Communications, Inc's Current Report on
               Form 8-K dated March 30, 1998 and filed with the Securities and Exchange Commission on April 7, 1998).